EXHIBIT 4

                       STANDEX INTERNATIONAL CORPORATION





                            1994 STOCK OPTION PLAN





      1.   Purpose.  The purpose of this Plan is to secure for Standex

 International Corporation (the "Company") and its shareholders the benefits arising from capital stock ownership by those key officers or employees of the Company and of its subsidiaries who will be responsible for its future growth and continued success.  The Plan will provide a means whereby such officers or employees may purchase shares of the Common Stock of the Company pursuant to options.



      2.   Types of Options.  Options shall be granted under this Plan by the

 Salary and Employee Benefits Committee (the "Committee") of the Board of

 Directors of the Company which shall be made up of two or more directors each of whom is (i) a disinterested person, as that term is defined in Section

 16b-(3) of the Securities Exchange Act of 1934 (the "1934 Act"), as amended and (ii) an outside director, as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").  Options may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422(b) of the Code or non-statutory options which are not intended to meet the requirements of Section 422(b).



      3.   Administration.  This Plan will be administered by the Committee,

 whose construction and interpretation of the terms and provisions of this

 Plan shall be final and conclusive.



           The Committee may, in its sole discretion, grant options to purchase shares of the Company's Common Stock to such key officers or employees as it shall determine and shall issue shares upon exercise of such options.  The Committee shall have the authority to determine the time at which options will be granted, the type of each option granted, the number of shares which will be subject to each option as well as, subject to the provisions of this Plan, the terms and provisions of each agreement with officers or employees covering the options.



           The Committee shall have authority, subject to the provisions of the Plan, to construe the respective option agreements as well as this Plan and to prescribe, amend and rescind such rules and regulations relating to this Plan as it shall deem proper.  The Committee shall make all determinations which, in its judgment, are necessary or desirable for the proper administration of this Plan.  No member of the Committee shall be liable for any action or determination concerning this Plan, if made in good faith.





      4.   Eligibility.  Individuals who are key officers or employees of the

 Company or any subsidiary corporation (including officers and directors who are not employees) as determined, from time to time, by the Committee, shall be eligible to participate in this Plan.  Members of the Committee shall not be eligible to be granted stock options under the Plan while serving on the

 Committee.  No person shall be granted any Incentive Stock Options under this

 Plan who, at the time such option is granted, owns directly or indirectly,

 Common Stock of the Company possessing more than 10% of the total combined
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 voting power of all classes of stock of the Company or of any parent or subsidiary.





      5.   Stock Subject To Plan.  Subject to adjustment as provided in

 Section 14 hereof, the stock to be offered under the Plan shall consist of shares of the Common Stock of the Company, par value $1.50 per share, and may include authorized but unissued shares or previously issued shares reacquired by the Company and held in its treasury.  The aggregate amount of stock to be delivered upon exercise of all options granted under the Plan shall not exceed 400,000 shares (as presently constituted). If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under this Plan.



           Subject to adjustment as provided in Section 14 hereof, the net maximum number of shares of Common Stock with respect to which options may be granted to any employee under the Plan shall not exceed 400,000 shares during the ten-year term of the Plan.  For the purposes of calculating such maximum number, (a) an option shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (b) the repricing of an outstanding option or the issuance of a new option in substitution for a cancelled option shall be deemed to constitute the grant of a new additional option separate from the original grant of the option that is repriced or cancelled.





      6.   Purchase Price.  The purchase price of the stock covered by each option shall be as follows: (a) the fair market value of such stock, as determined by the Committee, on the date the option is granted in connection with any incentive stock options granted hereunder and (b) at or below the fair market value of such stock (but in no event less than 50% of the fair market value of the stock), as determined by the Committee, on the date the option is granted in connection with any non-statutory stock options granted hereunder.



           The purchase price of any shares purchased shall be paid in full at the time of each such purchase as follows: (a) in cash, (b) by check payable to the order of the Company, (c) by tender of stock certificates in proper form for transfer to the Company, representing shares of the Company's Common

 Stock valued at the fair market value of the Common Stock (as determined by the Committee) on the preceding business day, or (d) by any combination of the foregoing, provided, however, that no shares may be tendered in payment of the exercise price if such shares were acquired by previous exercise of an incentive or non-statutory stock option unless and until a waiting period established, from time to time, by the Committee has been satisfied.  The obligation to pay the purchase price in full as stated above shall not preclude the option holder from borrowing funds from the Company pursuant to any plan covering such loans as may then be in effect.





      7.   Duration of Options.  Each option and all rights thereunder shall expire on such date as the Committee may determine, which shall be, in no event, later than ten years from the date on which the option is granted (or such shorter period as may be applicable under Section 422 of the Code.




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      8.   Exercise of Options.  Any option may be exercised in whole at any time or in part from time to time during its term, provided, however, that no option may be exercised during the first six months of its term.  Subject to this limitation, the Committee may, in its discretion, provide that an option, may not be exercised in whole or in part, for any further period or periods of time specified by the Committee.





      9.   Nontransferability of Options.  Options issued under this Plan shall, by their terms, be nontransferable by the option holder, either voluntarily or by operation of law, provided, however, that they may be transferred pursuant to a will or to the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, 26

 U.S.C. Sc1 et. seq. or Title I of the Employment Retirement Income Security

 Act or rules thereunder.  Options shall be exercisable during the lifetime of the holder only by the holder.





      10.  Effect of Termination of Employment.  No option may be exercised unless, at the time of such exercise, the option holder is, and has been continuously since the date of grant of his or her option, an officer or employee of the Company or one of its parent corporations or subsidiaries,

 provided, however, that:



            (a)  if (i) the option is a non-statutory stock option and the option holder's employment with the Company terminates other than by reason of the option holder's death, disability or retirement, or (ii) if the option is an incentive stock

                 option and the option holder's employment with the Company terminates other than by reason of the option holder's death or disability, the option shall terminate and its

                 exercisability shall cease three months after the date that the option holder's employment terminates;



            (b)  if a holder of an incentive stock option (i) becomes disabled

                 (within the meaning of Section 105(d)(4) of the Code) while in such employ, or (ii) dies while in such employ or within three months after the option holder ceases to be such an

                 officer or employee of the Company, such incentive stock

                 options may be exercised within a period of up to one year after the date the option holder ceases to be such an officer or employee because of such disability or death;



            (c)  if the holder of a non-statutory stock option (i) becomes disabled (within the meaning of Section 105(d)(4) of the

                 Code) while in such employ, or (ii) dies while in such employ or within three months after the option holder ceases to be such an officer or employee of the Company, or (iii) retires under a retirement plan of the Company, such non-statutory stock options may be exercised within a period of up to one year after the date the option holder ceases to be such an officer or employee because of such disability, death or

                 retirement.



 Notwithstanding the foregoing, no option may be exercised after the expiration date of the option and options may be cancelled by the Committee at any time if, in the opinion of the Committee, the option holder engages in
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 activities contrary to the interests of the Company or any of its subsidiaries.  For all purposes of this Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of

 Section 1.421-7(h) of the Regulations under the Code (or any successor regulations).



           Further, in the event of termination of employment resulting from retirement or disability of the option holder, any and all outstanding non-statutory options, which are not fully vested, will continue to vest in accordance with their respective provisions for a period of one year from the date of termination of employment.  In the case of all other terminations of employment and in the case of incentive stock options, vesting will cease as of the date of such termination.





      11.  Incentive Stock Options.  The aggregate fair market value

 (determined as of the respective date or dates of grant) of the Common Stock which may be made the subject of Incentive Stock Options granted under this

 Plan (and under any other incentive stock option plans of the Company, and any parent corporation and subsidiary) and first exercisable by any officer or employee in any one calendar year shall not exceed the sum of $100,000.





      12.  Issuance of Shares.  No person entitled to exercise any option granted under this Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered.  No shares shall be issued and delivered upon exercise of any option unless and until, in the opinion of counsel for the

 Company, any applicable registration requirements of the Securities Act of

 1933, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.





      13.  Investment Representation.  The Company may require any option holder, as a condition of exercising an option, to give written assurance in form and substance satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account, for investment and not with any present intention of selling or otherwise distributing the same.





      14.  Adjustments.  If the outstanding shares of the Common Stock of the

 Company are changed by reason of a recapitalization or reclassification of the Company's capital stock or if there shall be a stock split, stock dividend, subdivision or combination affecting the Common Stock, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Plan.  A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made.  Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share or other unit of any security covered by the option.
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           In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of

 Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the

 Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for

 Incentive Stock Options shall meet the requirements of Section 424(a) of the

 Code, (ii) upon written notice to the option holders, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the option holder within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the option holders equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B)

 the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.



           Adjustments under this Section 14 shall be made by the Board of

 Directors of the Company, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive.  No fractional shares of stock shall be issued under the Plan for any such adjustment.





      15.  No Special Employment Rights.  Nothing contained in this Plan or in any option granted under this Plan shall confer upon any option holder any right with respect to the continuation of his or her employment by the

 Company (or any parent or subsidiary) or interfere in any way with the right of the Company (or any parent or subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option.  Whether an authorized leave of absence, or absence in military or government service,

 shall constitute termination of employment shall be determined by the Board of Directors at the time.





      16.  Other Employee Benefits.  The amount of any compensation deemed to be received by an officer or employee as a result of the exercise of a stock option will not constitute "earnings" with respect to which any other employee benefits of such officer or employee are determined, including,

 without limitation, benefits under any pension, ESOP or life insurance plan.





      17.  Amendment, Suspension and Termination of the Plan.  The Board of

 Directors may, at any time and from time to time, suspend, terminate, modify or amend this Plan in any respect, provided that (except to the extent expressly required or permitted by the Plan) no such amendment shall, without the approval of the shareholders of the Company, effectuate a change for
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 which shareholder approval is required in order for the Plan to continue to qualify under Rule 16b-3 promulgated under Section 16 of the 1934 Act.



           The termination or any modification or amendment of the Plan shall not, without the consent of an option holder, affect his or her rights under an option previously granted.  The Board of Directors shall have the right to amend or modify the terms and provisions of this Plan and of any outstanding

 Incentive Stock Options granted under this Plan to the extent necessary to qualify any or all such options for such favorable Federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422a of the Code.





      18.  Withholding.  The Company's obligation to deliver shares upon the exercise of any option granted under this Plan shall be subject to the option holder's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.  An option holder may elect to satisfy all applicable Federal, state and local income and employment tax withholding requirements by: (a) authorizing the Company to retain a portion of the option shares; (b) delivering other already owned shares to the

 Company; (c) payment in cash or by check; or (d) any combination of the foregoing.





      19.  Application of Section 16 of the 1934 Act.  With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act.  To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be construed or deemed amended, to the extent permitted by law, deemed advisable by the Committee and necessary to conform with such requirements with respect to such person.





      20.  Effective Date and Expiration of Plan.  This Plan shall be effective on July 27, 1994, subject to its approval by the holders of a majority of the outstanding Common Stock of the Company prior to December 31,

 1994, and shall expire automatically on July 27, 2004 (except as to options previously granted and outstanding at that date).





      21.  Change in Control.  Notwithstanding any other provision to the contrary in this Plan, in the event of a Change in Control (as defined below), all options outstanding as of the date such Change in Control occurs shall become exercisable in full, whether or not otherwise exercisable in accordance with their terms.



           A "Change in Control" shall occur or be deemed to have occurred only if any of the following events occur:



            (a)  any "person", as such term is used in Section 13(d) and

                 14(d) of the Securities Exchange Act of 1934, as amended

                 (the "Exchange Act"), (other than the Company, any trustee or other fiduciary holding securities under an employee

                 benefit plan of the Company, or any corporation owned

                 directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of

                 stock of the Company) is or becomes the "beneficial owner"
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                 (as defined in Rule 13(d) under the Exchange Act), directly or indirectly, of securities of the Company representing 50%

                 or more of the combined voting power of the Company's then outstanding securities;



            (b)  individuals who, as of July 27, 1994, constitute the Board of Directors of the Company (the "Incumbent Board") cease

                 for any reason to constitute at least a majority of the

                 Board, provided that any person becoming a director

                 subsequent to July 27, 1994 whose election, or nomination

                 for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then

                 comprising the Incumbent Board (other than an election or

                 nomination of an individual whose initial assumption of

                 office is in connection with an actual or threatened

                 election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of

                 Regulation 14A under the Exchange Act) shall be, for

                 purposes of this Section, considered a member of the

                 Incumbent Board;



            (c)  the stockholders of the Company approve a merger or

                 consolidation of the Company with any other corporation,

                 other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding

                 immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting

                 securities of the surviving entity) more than 80% of the

                 combined voting power of the voting securities of the

                 Company or such surviving entity outstanding immediately

                 after such merger or consolidation or (ii) a merger or

                 consolidation effected to implement a recapitalization of

                 the Company (or similar transaction) in which no "person"

                 (as hereinabove defined) acquires more than 50% of the

                 combined voting power of the Company's then outstanding

                 securities; or



            (d)  the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of

                 the Company's assets.



      22.  Foreign Jurisdictions.  The Committee may adopt, amend and terminate such arrangements, not inconsistent with the intent of the Plan as it may deem necessary or desirable to make available tax or other benefits of the laws of foreign jurisdictions to option holders who are subject to such laws.




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